Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

5 May 2021

raymond.ng@harneys.com

+852 5806 7883

051551-0003-RLN

Hello Inc.

16th Floor, Building #1

No. 28 Yuanxiu Road

Minhang District, Shanghai

People’s Republic of China

Dear Sir or Madam

Hello Inc. (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of certain American depository shares (the ADSs), representing Class A ordinary shares of par value US$0.00001 per share (the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1).  We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1                                        Existence and Good Standing.  The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

Resident Partners: M Chu | JP Engwirda

A Johnstone | P Kay | MW Kwok | IN Mann

R Ng | ME Parrott | ATC Ridgers | PJ Sephton | X Yin

Bermuda legal services provided through an association with Zuill & Co.

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | London | Luxembourg | Montevideo São Paulo | Shanghai | Singapore | Vancouver www.harneys.com

2                                        Authorised Share Capital.  Based on our review of the A&R M&A (as defined in Schedule 1), the authorized share capital of the Company, upon its coming into effect immediately prior to the completion of the Company’s initial public offering of the ADSs, will be US$50,000 consisting of 5,000,000,000 ordinary shares of a par value of US$0.00001 each, of which: (i) 4,781,330,814 are designated as Class A ordinary shares of a par value of US$0.00001 each; and (ii) 208,669,186 are designated as Class B ordinary shares of a par value of US$0.00001 each; and (iii) 10,000,000 of such class or classes (however designated) as the board of directors may determine in accordance with the A&R M&A.

3                                        Valid Issuance of Shares.  The allotment and issuance of the Shares as contemplated by the Registration Statement and the Underwriting Agreement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement and the Underwriting Agreement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, allotted and fully paid and there will be no further obligation of the holders of any of the Shares to make any further payment to the Company in respect of such Shares.

4                                        Cayman Islands Law.  The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion.  We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.  Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

/s/ Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1                                         The certificate of incorporation of the Company dated 4 July 2018 and the certificate of incorporation on change of name dated 9 February 2021;

2                                         The ninth amended and restated memorandum and articles of association of the Company adopted by special resolution dated 28 April 2021;

3                                         The tenth amended and restated memorandum and articles of association of the company as adopted by a special resolution passed on 3 May 2021 and effective immediately prior to the completion of the initial public offering of the ADSs (the A&R M&A);

4                                         The register of directors of the Company provided to us on 3 May 2021;

(1 to 4 above are the Corporate Documents, and together with 5 to 9 below, the Documents).

5                                         A copy of the executed written resolutions of the directors of the Company dated 3 May 2021 and a copy of executed written resolutions of the members of the Company dated 3 May 2021 (the Resolutions);

6                                         A certificate of good standing dated 26 April 2021 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing);

7                                         A certificate from a director of the Company dated 5 May 2021, a copy of which is attached hereto (the Director’s Certificate);

8                                         The Registration Statement; and

9                                         A draft of the underwriting agreement in the form filed as Exhibit 1.1 to the Registration Statement (the Underwriting Agreement).

SCHEDULE 2

Assumptions

1                               Authenticity of Documents.  All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2                               Corporate Documents.  All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3                               Director’s Certificate.  The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4                               Conversion.  The conversion of any shares in the capital of the Company will be effected via legally available means under the Cayman Islands laws.

5                               No Steps to Wind-up.  The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6                               Resolutions.  The Resolutions remain in full force and effect, and the Resolutions are an accurate record of the relevant meetings and are factually accurate as to notice and quorum.

7                               Unseen Documents.  Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1                                        We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2                                        Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3                                        Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Act (2021 Revision) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

4                                        We accept no responsibility for any liability in relation to any opinion which was given in reliance on the Director’s Certificate.

SCHEDULE 4

Director’s Certificate

Hello Inc.

incorporated in the Cayman Islands

Company No. 339557

(the Company)

DIRECTOR’S CERTIFICATE

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion).  Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1                                        Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2                                        I, the undersigned, am a director of the Company duly authorised to issue this certificate.  Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3                                        I, the undersigned, confirm in relation to the Company that:

(a)                                the ninth amended and restated memorandum and articles of association of the Company adopted by special resolution dated 28 April 2021 remain in full force and effect and are otherwise unamended, except as amended by the special resolution adopting the A&R M&A;

(b)                                the written resolutions of the shareholders of the Company dated 3 May 2021 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(c)                                 the written resolutions of the board of directors dated 3 May 2021 were duly adopted by the directors in the manner prescribed in the articles of association of the Company, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

(d)                                there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Lei Yang
Name:	Lei Yang	Date: 5 May 2021
Position: Director